Exhibit 99.1

               FARO'S NEW ORDERS GROW 46% IN THE FOURTH QUARTER

     LAKE MARY, Fla., Jan. 18 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today reported sales of approximately $28.8 million in the fiscal fourth quarter ended December 31, 2004, a 25.2% increase from $23.0 million in the fourth quarter of 2003. The Company reported new order bookings of approximately $30.9 million during the fourth quarter, an increase of $9.8 million, or 46.4% compared with approximately $21.1 million in the year-ago quarter.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )

     For the fiscal year ended December 31, 2004 the Company reported sales of approximately $97.3 million, a 35.5% increase from $71.8 million in fiscal 2003. New order bookings for fiscal 2004 were approximately $96.7 million, a 42.6% increase from approximately $67.8 million in fiscal 2003. The Company set fiscal 2005 sales estimates at approximately $122-$126 million, a 25%-30% increase from approximately $97.3 million in fiscal 2004.

     The Company also announced the impending release of a major new version of its flagship CAM2 measurement and inspection software. "The new software will run in a completely different CAD environment that greatly enhances the ability to use very large CAD models, typical of those used by customers in our major markets," said Simon Raab, CEO. "The software will also interface with an even larger number of popular CAD packages, and its improved 3D graphics capabilities will simplify the user interface. This should contribute to our initiative of increasing penetration into new and existing customers by making our products that much easier to use."

     The Company expects to issue its complete earnings release for the fourth quarter and fiscal year 2004 in early March. The Company also expects to provide earnings per share estimates for 2005 at that time.

     This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward- looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

     Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

     * our inability to grow sales to $122-$126 million in 2005;
     * the failure of our new software to increase sales to new and existing customers;
     * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

     Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

     About FARO:
     FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage and Gage-Plus(TM), Platinum and Titanium model FaroArms(R), SI and X model FARO Laser Trackers(R) and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at http://www.faro.com .

SOURCE  FARO Technologies, Inc.
     -0-                             01/18/2005
     /CONTACT:  Greg Fraser, EVP & CFO, FARO Technologies, Inc.,
+1-407-333-9911; or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO
Technologies, Inc./
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     /Web site:  http://www.faro.com /
     (FARO)